EXHIBIT 4
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CERTIFICATE No.                     [LOGO]                          COMMON STOCK
                                                                 PAR VALUE $0.10
                                                                          SHARES

INCORPORATED UNDER THE
LAWS OF THE STATE OF KANSAS                  SEE REVERSE FOR CERTAIN DEFINITIONS

                  THIS                                CUSIP No. ________________
                  CERTIFIES
                  THAT

                  IS THE
                  OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                         PAR VALUE $0.10 PER SHARE, OF

                       FIRST KANSAS FINANCIAL CORPORATION

         The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Secretary of the Corporation), and to all of these provisions the holder by acceptance hereof, assents.

         In Witness Whereof, First Kansas Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its facsimile corporate seal to be hereunto affixed.

DATED:

____________________________                     _______________________________
PRESIDENT                                        SECRETARY
                                      SEAL
                                Incorporated 1998

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                       FIRST KANSAS FINANCIAL CORPORATION

         The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, $0.10 par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         The shares represented by this Certificate may not be cumulatively voted in the election of directors of the Corporation. The affirmative vote of the holders of at least 80% of each class or series of the voting stock of the Corporation, voting separately for each class or series entitled to vote separately and together as a single class for all classes or series not entitled to vote separately, shall be required to approve certain business combinations and other transactions, pursuant to the Articles of Incorporation or to amend certain provisions of the Articles of Incorporation. In addition, persons beneficially owning, directly or indirectly, in excess of 10% of the then outstanding shares of the Common Stock of the Corporation (the "Limit"), will not be entitled or permitted to vote such shares in excess of the Limit and may have their voting rights reduced below the Limit.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common             UNIF TRANS MIN ACT -_______________Custodian_______________
                                                                       (Cus)                      (Minor)
TEN ENT -         as tenants by the entireties
                                                                       under Uniform Transfers to Minors
JT TEN  -         as joint tenants with right of
                  survivorship and not as tenants                      Act ___________________________
                  in common                                                         (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED ________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________ Shares of the
Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

________________________________________________________________________________
Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________________


                                       ___________________________________

         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

         THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED